Exhibit 99.1

Heritage Commerce Corp Reports Record Earnings of $8.6 Million for the Third Quarter of 2017;

an Increase of 27% Over the Third Quarter of 2016

San Jose, CA — October 26, 2017 — Heritage Commerce Corp (Nasdaq: HTBK), the holding company (the “Company”) for Heritage Bank of Commerce (the “Bank”), today reported net income increased 27% to $8.6 million, or $0.22 per average diluted common share for the third quarter of 2017, compared to $6.8 million, or $0.18 per average diluted common share for the third quarter of 2016, and increased 15% from $7.4 million, or $0.19 per average diluted common share for the second quarter of 2017.  For the nine months ended September 30, 2017, net income increased 12% to $22.6 million, or $0.59 per average diluted common share, from $20.2 million, or $0.53 per average diluted common share, for the nine months ended September 30, 2016.

“We continued to deliver strong financial results and achieved record profits for the second consecutive quarter,” said Walter Kaczmarek, President and Chief Executive Officer.  “Solid earning assets and deposit growth resulted in higher net interest income.  That along with sound credit quality and cost controls resulted in record net income for the third quarter of 2017.  Credit quality continued to improve across the board with total nonperforming assets (“NPAs”) declining 27% from the third quarter a year ago.”  The ratio of NPAs to total assets was 0.12% and the allowance for loan losses to total loans was 1.26%, at September 30, 2017.

“We have maintained our momentum from the second quarter producing excellent performance metrics, including return on average tangible assets of 1.22%, return on average tangible equity of 15.41%, and an efficiency ratio of 51.54% for the third quarter of 2017,” added Mr. Kaczmarek.  “We are well positioned to continue growing, as we focus on building a steady, well-diversified business bank in the vibrant San Francisco Bay Area.  At the same time, we maintain high levels of liquidity to fund internal growth or to provide capital for opportunities in our market."

Third Quarter 2017 Highlights (as of, or for the periods ended September 30, 2017, compared to June 30, 2017, and September 30, 2016, except as noted):

♦

Diluted earnings per share totaled $0.22 for the third quarter of 2017, compared to $0.18 for the third quarter of 2016, and $0.19 for the second quarter of 2017. Diluted earnings per share totaled $0.59 for the first nine months of 2017, compared to $0.53 per diluted share for the first nine months of 2016.

♦

For the third quarter of 2017, the return on average tangible assets was 1.22%, and the return on average tangible equity was 15.41%, compared to 1.13% and 13.06%, respectively, for the third quarter of 2016, and 1.14% and 14.00%, respectively, for the second quarter of 2017. The return on average tangible assets was 1.14%, and the return on average tangible equity was 14.11%, for the first nine months of 2017, compared to 1.16% and 13.45%, respectively, for the first nine months of 2016.

♦

Net interest income before provision for loan losses increased 14% to $26.3 million for the third quarter of 2017, compared to $23.0 million for the third  quarter of 2016, and increased  6% from $24.9 million for the second quarter of 2017. For the first nine months of 2017, net interest income increased 10% to $75.1 million, compared to $68.1 million for the first nine months of 2016.

•

For the third quarter of 2017, the fully tax equivalent (“FTE”) net interest margin contracted 12 basis points to 3.98% from 4.10% for the third quarter of 2016, and contracted 9 basis points from 4.07% for the second quarter of 2017.  The contraction was primarily due to a higher average balance of lower yielding excess funds at the Federal Reserve Bank, and the full quarter impact from the issuance of subordinated debt during the second quarter of 2017.  This was partially offset by an increase in the average balances of loans and securities, and the impact of increases in the prime rate on loan yields and overnight funds.    The average balance of other investments and interest-bearing deposits in other financial institutions increased $102.8 million to $335.7 million for the third quarter of 2017, compared to $232.9 million for the third quarter of 2016, and increased $73.5 million from $262.2 million for the second quarter of 2016.

•

For the first nine months of 2017, the net interest margin (FTE) contracted 16 basis points to 4.03%, compared to 4.19% for the first nine months of 2016.  The contraction was primarily due to a higher average balance of lower yielding excess funds at the Federal Reserve Bank, the issuance of the subordinated debt, and a decrease in the accretion of the loan purchase discount into loan interest income from the Focus Business Bank (“Focus”) acquisition.  This was partially offset by an increase in the average balances of loans and securities, and the impact of increases in the prime rate on loan yields and overnight funds.    The average balance of other investments and interest-bearing deposits in other financial institutions increased $95.3 million to $291.2 million for the first nine months of 2017, compared to $195.9 million for the first nine months of 2016.

♦

The total purchase discount on non-impaired loans from the Focus loan portfolio was $4.6 million at August 20, 2015 (“the acquisition date”), of which $3.7 million has been accreted into loan interest income from the acquisition date through September 30, 2017.

•

The accretion of the loan purchase discount into loan interest income from the Focus transaction was $270,000 for the third quarter of 2017, compared to $299,000 for the third quarter of 2016, and $257,000 for the second quarter of 2017.

•

The accretion of the loan purchase discount into loan interest income from the Focus transaction was $741,000 for the first nine months of 2017, compared to $1.1 million for the first nine months of 2016.

♦

Loans, excluding loans held-for-sale, increased $115.8 million, or 8%, to $1.57 billion at September 30, 2017, compared to $1.45 billion at September 30, 2016, which included an increase of $80.0 million, or 6% in the Company’s legacy portfolio, $37.6 million of purchased commercial real estate (“CRE”) loans, and an increase of $918,000 in the factored receivables portfolio, partially offset by a decrease of $2.8 million in purchased residential mortgage loans. Loans remained relatively unchanged at September 30, 2017, compared June 30, 2017.

♦

The allowance for loan losses (“ALLL”) was 1.26% of total loans at September 30, 2017, compared to 1.38% at September 30, 2016, and 1.24% at June 30, 2017.  The ALLL to total nonperforming loans was 565.68% at September 30, 2017, compared to 445.55% at September 30, 2016, and 614.22% at June 30, 2017.

•     NPAs were $3.5 million, or 0.12% of total assets, at September 30, 2017, compared to $4.8 million, or 0.19% of total assets, at September 30, 2016, and $3.3 million, or 0.12% of total assets, at June 30, 2017.

•     Classified assets were  $10.9 million, or 0.38% of total assets, at September 30, 2017, compared to $18.7 million, or 0.74% of total assets, at September 30, 2016, and $7.5 million, or 0.27% of total assets, at June 30, 2017.

•     Net recoveries totaled $236,000 for the third quarter of 2017, compared to net charge-offs of $134,000 for the third quarter of 2016, and net recoveries of $308,000 for the second quarter of 2017.

•     There was a $115,000 provision for loan losses for the third quarter of 2017, compared to a $245,000 provision for loan losses for the third quarter of 2016, and a  ($46,000) credit to the provision for loan losses for the second quarter of 2017.  There was a $390,000 provision for loan losses for the first nine months of 2017, compared to a $997,000 provision for loan losses for the first nine months of 2016.

♦

Total deposits increased $262.0 million, or 12%, to $2.48 billion at September 30, 2017, compared to $2.22 billion at September 30, 2016, and increased $105.9 million, or 4%, from $2.37 billion at June 30, 2017.

♦

The Company’s consolidated capital ratios exceeded regulatory guidelines and the Bank’s capital ratios exceeded the regulatory guidelines for a well-capitalized financial institution under the Basel III regulatory requirements at September 30, 2017.

			Well-capitalized	Fully Phased-in
			Financial	Basel III
			Institution	Minimal
	Heritage	Heritage	Basel III	Requirement (1)
	Commerce	Bank of	Regulatory	Effective
CAPITAL RATIOS	Corp	Commerce	Guidelines	January 1, 2019
Total Risk-Based	14.6%	13.4%	10.0%	10.5%
Tier 1 Risk-Based	11.6%	12.3%	8.0%	8.5%
Common Equity Tier 1 Risk-Based	11.6%	12.3%	6.5%	7.0%
Leverage	8.3%	8.8%	5.0%	4.0%

(1)	Requirements for both the Company and the Bank include a 2.5% capital conservation buffer, except the leverage ratio.

Operating Results

Net interest income increased 14% to $26.3 million for the third quarter of 2017, compared to $23.0 million for the third  quarter of 2016, and increased 6% from $24.9 million for the second quarter of 2017. Net interest income increased 10% to $75.1 million for the nine months ended September 30, 2017, compared to $68.1 million for the nine months ended September 30, 2016. The increase in net interest income for the third quarter of 2017 and the first nine months of 2017, compared to the respective periods in 2016, was primarily due to an increase in the average balance of loans and investment securities.

For the third quarter of 2017, the net interest margin (FTE) contracted 12 basis points to 3.98% from 4.10% for the third quarter of 2016, and contracted 9 basis point for the third quarter of 2017 from 4.07% for the second quarter of 2017.  The contraction was primarily due to a higher average balance of lower yielding excess funds at the Federal Reserve Bank, and the full quarter impact from the issuance of subordinated debt during the second quarter of 2017.  This was partially offset by an increase in the average balances of loans and securities, and the impact of increases in the prime rate on loan yields and overnight funds.  The average balance of other investments and interest-bearing deposits in other financial institutions increased $102.8 million to $335.7 million for the third quarter of 2017, compared to $232.9 million for the third quarter of 2016, and increased $73.5 million from $262.2 million for the second quarter of 2016.

For the first nine months of 2017, the net interest margin (FTE) contracted 16 basis points to 4.03%, compared to 4.19% for the first nine months of 2016.  The contraction was primarily due to a higher average balance of lower yielding excess funds at the Federal Reserve Bank, the issuance of subordinated debt, and a decrease in the accretion of the loan purchase discount into loan interest income from the Focus acquisition.  This was partially offset by an increase in the average balances of loans and securities, and the impact of increases in the prime rate on loan yields and overnight funds. The average balance of other investments and interest-bearing deposits in other financial institutions increased $95.3 million to $291.2 million for the first nine months of 2017, compared to $195.9 million for the first nine months of 2016.

There was a $115,000 provision for loan losses for the third quarter of 2017, compared to a provision for loan losses of $245,000 for the third quarter of 2016, and a ($46,000) credit to the provision for loan losses for the second quarter of 2017. There was a $390,000 provision for loan losses for the nine months ended September 30, 2017, compared to a $997,000 provision for loan losses for the nine months ended September 30, 2016.

Total noninterest income was $2.5 million for the third quarter of 2017, compared to $2.3 million for the third quarter of 2016 and for the second quarter of 2017.  For the nine months ended September 30, 2017, total noninterest income was $7.0 million, compared to $8.6 million for the nine months ended September 30, 2016.  The decrease in total noninterest income for the first nine months of 2017, compared to the first nine months of 2016, was primarily due to a $1.0 million gain on proceeds from company-owned life insurance in the second quarter of 2016, and lower servicing income and gain on sales of securities in the first nine months of 2017.    The decrease was partially offset by increases in fee income from Bay View Funding during the first nine months of 2017, which is included in other noninterest income within the consolidated income statements.

Total noninterest expense for the third quarter of 2017 was $14.8 million, compared to $14.3  million for the third quarter of 2016, and $15.3 million for the second quarter of 2017.  Total noninterest expense for the nine months ended September 30, 2017 was $45.4 million, compared to $43.4 million for the nine months ended September 30, 2016. The increase in total noninterest expense in the third quarter of 2017 and the first nine months of 2017, compared to the respective periods in 2016, was primarily due to higher salaries and employee benefits as a result of annual salary increases and hiring additional employees.  Full time equivalent employees were 282, 264, and 269, at September 30, 2017, September 30, 2016, and June 30, 2017, respectively.

The efficiency ratio for the third quarter of 2017 was 51.54%, compared to 56.37% for the third quarter of 2016, and 56.03% for the second quarter of 2017. The efficiency ratio for the nine months ended September 30, 2017 was 55.30%, compared to 56.55% for the nine months ended September 30, 2016.

Income tax expense for the third quarter of 2017 was $5.2 million, compared to $4.1 million for the third quarter of 2016, and $4.6 million for the second quarter of 2017. The effective tax rate for the third quarter of 2017 was 37.9%, compared to 37.5% for the third quarter of 2016, and 38.0% for the second quarter of 2017.  Income tax expense for the nine months ended September 30, 2017 was $13.8 million, compared to $12.2 million for the nine months ended September 30, 2016. The effective tax rate for the nine months ended September 30, 2017 was 37.9%, compared to 37.6% for the nine months ended September 30, 2016. The difference in the effective tax rate for the periods reported, compared to the combined Federal and state statutory tax rate of 42%, is primarily the result of the Company’s investment in life insurance policies whose earnings are not subject to taxes, tax credits related to investments in low income housing limited partnerships (net of low income housing investment losses), and tax-exempt interest income earned on municipal bonds.

Balance Sheet Review, Capital Management and Credit Quality

Total assets increased 12% to $2.84 billion at September 30, 2017, compared to $2.53 billion at September 30, 2016, and increased 4% from $2.73 billion at June 30, 2017.

Securities available-for-sale, at fair value, totaled $390.1 million at September 30, 2017, compared to $370.0 million at September 30, 2016, and $369.9 million at June 30, 2017.  At September 30, 2017, the Company’s securities available-for-sale portfolio was comprised of $373.2 million agency mortgage-backed securities (all issued by U.S. Government sponsored entities), and $16.9 million of single entity issue trust preferred securities. The pre-tax unrealized gain on securities available-for-sale at September 30, 2017 was $1.0 million, compared to a pre-tax unrealized gain on securities available-for-sale of $8.0 million at September 30, 2016, and a pre-tax unrealized gain on securities available-for-sale of $472,000 at June 30, 2017.  All other factors remaining the same, when market interest rates are rising, the Company will experience a lower unrealized gain (or a higher unrealized loss) on the securities portfolio. During the third quarter of 2017, the Company purchased $35.9 million of agency mortgage-backed investment securities available-for-sale, with a weighted average book yield of 2.30%, and a weighted average duration of 4.60 years.

At September 30, 2017, securities held-to-maturity, at amortized cost, totaled $379.5 million, compared to $202.4 million at September 30, 2016, and $368.3 million at June 30, 2017.  At September 30, 2017, the Company’s securities held-to-maturity portfolio was comprised of $89.1 million tax-exempt municipal bonds, and $290.4 million agency mortgage-backed securities.   During the third quarter of 2017, the Company purchased $24.6 million of agency mortgage-backed securities held-to-maturity, with a weighted average book yield of 2.39%, and a weighted average duration of 4.79 years.

Loans, excluding loans held-for-sale, increased $115.8 million, or 8%, to $1.57 billion at September 30, 2017, compared to $1.45 billion at September 30, 2016, which included an increase of $80.0 million, or 6% in the Company’s legacy portfolio, $37.6 million of purchased CRE loans, and an increase of  $918,000 in the factored receivables portfolio, partially offset by a decrease of $2.8 million in the purchased residential mortgage loans.  Loans remained relatively unchanged at September 30, 2017, compared to June 30, 2017.

The loan portfolio remains well-diversified with commercial and industrial (“C&I”) loans accounting for 38% of the loan portfolio at September 30, 2017, which included $48.8 million of factored receivables. CRE loans accounted for 48% of the total loan portfolio, of which 42% were occupied by businesses that own them.  Land and construction loans accounted for 6%, consumer and home equity loans accounted for 5% of total loans of total loans, and residential mortgage loans accounted for the remaining 3% of total loans at  September 30, 2017.

The commercial loan portfolio of $587.3 million at September 30, 2017 decreased $19.0 million from $606.3 million at September 30, 2016, and decreased $23.4 million from $610.7 million at June 30, 2017.  C&I line usage was 37% at September 30, 2017, compared to 41% at September 30, 2016, and 40% at June 30, 2017.

The CRE loan portfolio increased $142.8 million, or 23%, to $754.8 million at September 30, 2017, compared to $612.0 million at September 30, 2016, which included an increase of $105.2 million, or 17%, in the Company’s legacy portfolio, and $37.6 million of purchased CRE loans.  There were no purchased CRE loans at September 30, 2016.  The CRE loan portfolio increased $23.3 million, or 3%, from $731.5 million at June 30, 2017, primarily due to an increase in the Company’s legacy portfolio.

The average yield on the loan portfolio increased to 5.72% for the third quarter of 2017, compared to 5.60% for the third quarter of 2016, primarily due to increases in the prime rate, partially offset by the impact of lower yielding purchased residential mortgage loans and purchased CRE loans.  The average yield on the loan portfolio also increased from 5.64% for the second quarter of 2017.  The average yield on the Company’s legacy loan portfolio (excluding the purchased residential loans, purchased CRE loans, factored receivables portfolio, and accretion of the loan purchase discount from the Focus transaction) increased 25 basis points for the third quarter of 2017, compared to the third quarter of 2016, and increased 1 basis point from the second quarter of 2017.  The average yield on the purchased residential loans was 2.67% for the third quarter of 2017, compared to 2.93% for the third quarter of 2016, and 2.82% for the second quarter of 2017.  The average yield on the purchased CRE loans was 3.52% for the third quarter of 2017, compared to 3.51% for the second quarter of 2017.

The average yield on the loan portfolio increased to 5.63% for the first nine months of 2017, compared to 5.61% for the first nine months of 2016, primarily due to increases in the prime rate, partially offset by the the impact of the lower yielding purchased residential mortgage loans and purchased CRE loans, a lower yield on the factored receivables portfolio, and a decrease in the accretion of the loan purchase discount into loan interest income from the Focus transaction.  The average yield on the Company’s legacy loan portfolio (excluding the purchased residential loans, purchased CRE loans, factored receivables portfolio, and accretion of the loan purchase discount from the Focus transaction) increased 27 basis points for the first nine months of 2017, compared to the first nine months of 2016.    The average yield on the purchased residential loans was 2.67% for the first nine months of 2017, compared to 3.07% for the first nine months of 2016.  The yield on the purchased CRE loans was 3.51% for the first nine months of 2017.

The accretion of the loan purchase discount in loan interest income from the Focus transaction was $270,000 for the third quarter of 2017, compared to $299,000 for the third quarter of 2016, and $257,000 for the second quarter of 2017.  The accretion of the loan purchase discount into loan interest income from the Focus transaction was $741,000 for the first nine months of 2017, compared to $1.1 million for the first nine months of 2016.  The total purchase discount on non-impaired loans from the Focus loan portfolio was $4.6 million at the acquisition date, of which $3.7 million has been accreted to loan interest income from the acquisition date through September 30, 2017.

At September 30, 2017, NPAs were  $3.5 million, or 0.12% of total assets, compared to $4.8 million, or 0.19% of total assets, at September 30, 2016, and $3.3 million, or 0.12% of total assets, at June 30, 2017.  There were no foreclosed assets at September 30, 2017, compared to foreclosed assets of $292,000 at September 30, 2016, and $183,000 at June 30, 2017.  The following is a breakout of NPAs at the periods indicated:

	End of Period:
NONPERFORMING ASSETS	September 30, 2017		June 30, 2017		September 30, 2016
(in $000’s, unaudited)	Balance	% of Total	Balance	% of Total	Balance	% of Total
Commercial and industrial loans	$1,206	35%	$1,512	45%	$3,570	75%
Restructured and loans over 90 days past due and still accruing	931	27%	171	5%	—	0%
CRE loans	501	14%	501	15%	440	9%
Home equity and consumer loans	389	11%	401	12%	278	6%
SBA loans	281	8%	384	11%	7	0%
Land and construction loans	183	5%	189	6%	201	4%
Foreclosed assets	—	0%	183	6%	292	6%
Total nonperforming assets	$3,491	100%	$3,341	100%	$4,788	100%

Classified assets were  $10.9 million at September 30, 2017, compared to $18.7 million at September 30, 2016, and $7.5 million at June 30, 2017.

The following table summarizes the allowance for loan losses:

	For the Quarter Ended			For the Nine Months Ended
ALLOWANCE FOR LOAN LOSSES	September 30,	June 30,	September 30,	September 30,	September 30,
(in $000’s, unaudited)	2017	2017	2016	2017	2016
Balance at beginning of period	$19,397	$19,135	$19,921	$19,089	$18,926
Provision (credit) for loan losses during the period	115	(46)	245	390	997
Net recoveries (charge-offs) during the period	236	308	(134)	269	109
Balance at end of period	$19,748	$19,397	$20,032	$19,748	$20,032

Total loans, net of deferred fees	$1,565,950	$1,566,324	$1,450,176	$1,565,950	$1,450,176
Total nonperforming loans	$3,491	$3,158	$4,496	$3,491	$4,496
Allowance for loan losses to total loans	1.26%	1.24%	1.38%	1.26%	1.38%
Allowance for loan losses to total nonperforming loans	565.68%	614.22%	445.55%	565.68%	445.55%

The ALLL at September 30, 2017 was 1.26% of total loans, compared to 1.38% at September 30, 2016, and 1.24% at June 30, 2017.  The ALLL to total nonperforming loans was 565.68% at September 30, 2017, compared to 445.55% at September 30, 2016, and 614.22% at June 30, 2017.

Total deposits increased $262.0 million, or 12%, to $2.48 billion at September 30, 2017, compared to $2.22 billion at September 30, 2016, and increased $105.9 million, or 4%, from $2.37 billion at June 30, 2017.  Deposits, excluding all time deposits and CDARS deposits, increased $281.9 million, or 14%, to $2.26 billion at September 30, 2017, from $1.98 billion at September 30, 2016, and increased $105.4 million, or 5%, from $2.16 billion at June 30, 2017.

The cost of total deposits increased two basis points to 0.17% for the third quarter of 2017, compared to 0.15% for the third quarter of 2016, and increased one basis point from 0.16% for the  second quarter of 2017. The cost of total deposits was 0.16% for the nine months ended September 30, 2017, and 0.15% for the nine months ended September 30, 2016.

Subordinated debt, net of unamortized issuance costs, totaled $39.1 million at September 30, 2017, and qualifies as Tier 2 capital for the Company under the guidelines established by the Federal Reserve Bank.  The issuance of subordinated debt during the second quarter of 2017 resulted in an increase in the Company’s total risk‑based capital ratio at September 30, 2017, compared to September 30, 2016, but had no effect on the other regulatory capital ratios of the Company.  All of the Bank’s regulatory capital ratios increased at September 30, 2017, compared to September 30, 2016, primarily due to the downstream of $20.0 million of the proceeds of the subordinated debt from the Company to the Bank, partially offset by distributed dividends totaling $12.0 million from the Bank to the Company during the first nine months of 2017.

Tangible equity was $223.9 million at September 30, 2017, compared to $208.3 million at September 30, 2016, and $217.4 million at June 30, 2017.  Tangible book value per share was $5.86 at September 30, 2017, compared to $5.49 at September 30, 2016, and $5.70 at June 30, 2017.

Accumulated other comprehensive loss was ($6.1) million at September 30, 2017, compared to ($2.0) million at September 30, 2016, and ($6.5) million at June 30, 2017. The unrealized gain (loss) on securities available-for-sale, net of taxes, included in accumulated other comprehensive loss was an unrealized gain of $614,000 at September 30, 2017, compared to an unrealized gain of $4.7 million September 30, 2016, and an unrealized gain of $280,000 at June 30, 2017.  The components of accumulated other comprehensive loss, net of taxes, at September 30, 2017 include the following: an unrealized gain on securities available-for-sale of $614,000; the remaining unamortized unrealized gain on securities available-for-sale transferred to held-to-maturity of $312,000; a split dollar insurance contracts liability of ($3.5) million; a supplemental executive retirement plan liability of ($4.1) million; and an unrealized gain on interest-only strip from SBA loans of $574,000.

Heritage Commerce Corp, a bank holding company established in February 1998, is the parent company of Heritage Bank of Commerce, established in 1994 and headquartered in San Jose, CA with full-service branches in Danville, Fremont, Gilroy, Hollister, Los Altos, Los Gatos, Morgan Hill, Pleasanton, San Jose, Sunnyvale, and Walnut Creek.  Heritage Bank of Commerce is an SBA Preferred Lender.  Bay View Funding, a subsidiary of Heritage Bank of Commerce, is based in Santa Clara, CA and provides business-essential working capital factoring financing to various industries throughout the United States.  For more information, please visit www.heritagecommercecorp.com.

Forward-Looking Statement Disclaimer

These forward-looking statements are subject to various risks and uncertainties that may be outside our control and our actual results could differ materially from our projected results.  Risks and uncertainties that could cause our financial performance to differ materially from our goals, plans, expectations and projections expressed in forward-looking statements include those set forth in our filings with the Securities and Exchange Commission, Item 1A of the Company’s Annual Report on Form 10-K, and the following: (1) current and future economic and market conditions in the United States generally or in the communities we serve, including the effects of declines in property values, high unemployment rates and overall slowdowns in economic growth should these events occur; (2) effects of and changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Federal Open Market Committee of the Federal Reserve Board; (3) changes in inflation, interest rates, and market liquidity which may impact interest margins and impact funding sources; (4) volatility in credit and equity markets and its effect on the global economy; (5) changes in the competitive environment among financial or bank holding companies and other financial service providers; (6) changes in consumer and business spending and saving habits and the related effect on our ability to increase assets and to attract deposits; (7) our ability to develop and promote customer acceptance of new products and services in a timely manner; (8) risks associated with concentrations in real estate related loans; (9) an oversupply of inventory and deterioration in values of California commercial real estate; (10) a prolonged slowdown in construction activity; (11) other than temporary impairment charges to our securities portfolio; (12) changes in the level of nonperforming assets and charge-offs and other credit quality measures, and their impact on the adequacy of the Company’s allowance for loan losses and the Company’s provision for loan losses; (13) our ability to raise capital or incur debt on reasonable terms; (14) regulatory limits on Heritage Bank of Commerce’s ability to pay dividends to the Company; (15) changes in our capital management policies, including those regarding business combinations, dividends, and share repurchases, among others; (16) operational issues stemming from, and/or capital spending necessitated by, the potential need to adapt to industry changes in information technology systems, on which we are highly dependent; (17) our ability to keep pace with technological changes, including our ability to identify and address cyber-security risks such as data security breaches, “denial of service” attacks, “hacking” and identity theft; (18) inability of our framework to manage risks associated with our business, including operational risk and credit risk; (19) risks of loss of funding of Small Business Administration or SBA loan programs, or changes in those programs; (20) effect and uncertain impact on the Company of the enactment of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the rules and regulations promulgated by supervisory and oversight agencies implementing the new legislation; (21) effect of lower corporate tax rates if enacted on the Company’s deferred tax asset; (22) significant changes in applicable laws and regulations, including those concerning taxes, banking and securities; (23) effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; (24) costs and effects of legal and regulatory developments, including resolution of legal proceedings or regulatory or other governmental inquiries, and the results of regulatory examinations or reviews; (25) availability of and competition for acquisition opportunities; (26) risks associated with merger and acquisition integration; (27) risks resulting from domestic terrorism; (28) risks of natural disasters and other events beyond our control; and (29) our success in managing the risks involved in the foregoing factors.

Member FDIC

	For the Quarter Ended:			Percent Change From:		For the Nine Months Ended:
CONSOLIDATED INCOME STATEMENTS	September 30,	June 30,	September 30,	June 30,	September 30,	September 30,	September 30,	Percent
(in $000’s, unaudited)	2017	2017	2016	2017	2016	2017	2016	Change
Interest income	$27,955	$26,107	$23,874	7%	17%	$78,759	$70,440	12%
Interest expense	1,634	1,174	826	39%	98%	3,679	2,344	57%
Net interest income before provision
for loan losses	26,321	24,933	23,048	6%	14%	75,080	68,096	10%
Provision (credit) for loan losses	115	(46)	245	350%	(53)%	390	997	(61)%
Net interest income after provision
for loan losses	26,206	24,979	22,803	5%	15%	74,690	67,099	11%
Noninterest income:
Service charges and fees on deposit accounts	869	801	798	8%	9%	2,410	2,348	3%
Increase in cash surrender value of
life insurance	417	420	428	(1)%	(3)%	1,259	1,317	(4)%
Servicing income	246	205	364	20%	(32)%	736	1,106	(33)%
Gain on sales of SBA loans	147	164	69	(10)%	113%	635	653	(3)%
Gain on proceeds from company-
owned life insurance	—	—	—	N/A	N/A	—	1,019	(100)%
Gain (loss) on sales of securities	—	—	—	N/A	N/A	(6)	527	(101)%
Other	781	703	653	11%	20%	2,014	1,616	25%
Total noninterest income	2,460	2,293	2,312	7%	6%	7,048	8,586	(18)%
Noninterest expense:
Salaries and employee benefits	9,071	9,209	8,363	(1)%	8%	27,766	26,052	7%
Occupancy and equipment	1,142	1,216	1,120	(6)%	2%	3,426	3,277	5%
Professional fees	695	673	1,086	3%	(36)%	2,439	2,619	(7)%
Other	3,926	4,156	3,727	(6)%	5%	11,785	11,414	3%
Total noninterest expense	14,834	15,254	14,296	(3)%	4%	45,416	43,362	5%
Income before income taxes	13,832	12,018	10,819	15%	28%	36,322	32,323	12%
Income tax expense	5,249	4,569	4,054	15%	29%	13,752	12,157	13%
Net income	8,583	7,449	6,765	15%	27%	22,570	20,166	12%
Dividends on preferred stock	—	—	(504)	N/A	(100)%	—	(1,512)	(100)%
Net income available to common shareholders	8,583	7,449	6,261	15%	37%	22,570	18,654	21%
Undistributed earnings allocated to
Series C preferred stock	—	—	(300)	N/A	(100)%	—	(1,278)	(100)%
Distributed and undistributed earnings
allocated to common shareholders	$8,583	$7,449	$5,961	15%	44%	$22,570	$17,376	30%

PER COMMON SHARE DATA
(unaudited)
Basic earnings per share	$0.22	$0.20	$0.18	10%	22%	$0.59	$0.53	11%
Diluted earnings per share	$0.22	$0.19	$0.18	16%	22%	$0.59	$0.53	11%
Weighted average shares outstanding - basic	38,152,633	38,070,042	33,397,704	0%	14%	38,060,224	32,591,784	17%
Weighted average shares outstanding - diluted	38,581,298	38,579,134	33,693,328	0%	15%	38,565,134	32,863,855	17%
Common shares outstanding at period-end	38,199,006	38,120,263	37,915,736	0%	1%	38,199,006	37,915,736	1%
Dividend per share	$0.10	$0.10	$0.09	0%	11%	$0.30	$0.27	11%
Book value per share	$7.21	$7.06	$6.89	2%	5%	$7.21	$6.89	5%
Tangible book value per share	$5.86	$5.70	$5.49	3%	7%	$5.86	$5.49	7%

KEY FINANCIAL RATIOS
(unaudited)
Annualized return on average equity	12.49%	11.25%	10.38%	11%	20%	11.35%	10.61%	7%
Annualized return on average tangible equity	15.41%	14.00%	13.06%	10%	18%	14.11%	13.45%	5%
Annualized return on average assets	1.20%	1.12%	1.11%	7%	8%	1.12%	1.13%	(1)%
Annualized return on average tangible assets	1.22%	1.14%	1.13%	7%	8%	1.14%	1.16%	(2)%
Net interest margin (fully tax equivalent)	3.98%	4.07%	4.10%	(2)%	(3)%	4.03%	4.19%	(4)%
Efficiency ratio	51.54%	56.03%	56.37%	(8)%	(9)%	55.30%	56.55%	(2)%

AVERAGE BALANCES
(in $000’s, unaudited)
Average assets	$2,836,807	$2,671,476	$2,431,303	6%	17%	$2,698,549	$2,375,958	14%
Average tangible assets	$2,785,092	$2,619,351	$2,378,045	6%	17%	$2,646,446	$2,322,317	14%
Average earning assets	$2,657,081	$2,489,074	$2,263,997	7%	17%	$2,519,308	$2,198,178	15%
Average loans held-for-sale	$3,737	$4,238	$5,992	(12)%	(38)%	$4,837	$4,568	6%
Average total loans	$1,556,684	$1,503,149	$1,436,014	4%	8%	$1,516,610	$1,405,069	8%
Average deposits	$2,470,015	$2,330,517	$2,121,469	6%	16%	$2,357,217	$2,065,170	14%
Average demand deposits - noninterest-bearing	$980,554	$906,570	$842,565	8%	16%	$924,841	$800,049	16%
Average interest-bearing deposits	$1,489,461	$1,423,947	$1,278,904	5%	16%	$1,432,376	$1,265,121	13%
Average interest-bearing liabilities	$1,528,665	$1,438,178	$1,278,959	6%	20%	$1,450,356	$1,265,722	15%
Average equity	$272,666	$265,566	$259,395	3%	5%	$265,975	$253,862	5%
Average tangible equity	$220,951	$213,441	$206,137	4%	7%	$213,872	$200,221	7%

	End of Period:			Percent Change From:
CONSOLIDATED BALANCE SHEETS	September 30,	June 30,	September 30,	June 30,	September 30,
(in $000’s, unaudited)	2017	2017	2016	2017	2016
ASSETS
Cash and due from banks	$37,133	$36,223	$39,838	3%	(7)%
Other investments and interest-bearing deposits
in other financial institutions	308,987	229,790	304,554	34%	1%
Securities available-for-sale, at fair value	390,107	369,901	369,999	5%	5%
Securities held-to-maturity, at amortized cost	379,550	368,266	202,404	3%	88%
Loans held-for-sale - SBA, including deferred costs	4,602	3,720	6,741	24%	(32)%
Loans:
Commercial	587,276	610,658	606,281	(4)%	(3)%
Real estate:
CRE	754,856	731,537	612,030	3%	23%
Land and construction	92,310	82,873	88,371	11%	4%
Home equity	74,171	79,930	76,536	(7)%	(3)%
Residential mortgages	46,489	48,732	49,255	(5)%	(6)%
Consumer	11,749	13,360	18,328	(12)%	(36)%
Loans	1,566,851	1,567,090	1,450,801	0%	8%
Deferred loan fees, net	(901)	(766)	(625)	18%	44%
Total loans, net of deferred fees	1,565,950	1,566,324	1,450,176	0%	8%
Allowance for loan losses	(19,748)	(19,397)	(20,032)	2%	(1)%
Loans, net	1,546,202	1,546,927	1,430,144	0%	8%
Company-owned life insurance	60,407	59,990	59,193	1%	2%
Premises and equipment, net	7,539	7,595	7,552	(1)%	0%
Goodwill	45,664	45,664	45,664	0%	0%
Other intangible assets	5,867	6,163	7,342	(5)%	(20)%
Accrued interest receivable and other assets	57,890	58,661	54,531	(1)%	6%
Total assets	$2,843,948	$2,732,900	$2,527,962	4%	12%

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits:
Demand, noninterest-bearing	$943,723	$948,774	$889,075	(1)%	6%
Demand, interest-bearing	605,301	573,699	536,541	6%	13%
Savings and money market	713,693	634,802	555,156	12%	29%
Time deposits-under $250	53,479	54,129	57,718	(1)%	(7)%
Time deposits-$250 and over	147,422	147,242	169,485	0%	(13)%
Time deposits - brokered	—	—	3,000	N/A	(100)%
CDARS - money market and time deposits	16,986	16,085	7,659	6%	122%
Total deposits	2,480,604	2,374,731	2,218,634	4%	12%
Subordinated debt, net of issuance costs	39,137	39,119	—	0%	N/A
Accrued interest payable and other liabilities	48,762	49,819	48,009	(2)%	2%
Total liabilities	2,568,503	2,463,669	2,266,643	4%	13%

Shareholders’ Equity:
Common stock	217,906	216,788	214,601	1%	2%
Retained earnings	63,679	58,910	48,726	8%	31%
Accumulated other comprehensive loss	(6,140)	(6,467)	(2,008)	5%	(206)%
Total shareholders’ equity	275,445	269,231	261,319	2%	5%
Total liabilities and shareholders’ equity	$2,843,948	$2,732,900	$2,527,962	4%	12%

	End of Period:			Percent Change From:
CREDIT QUALITY DATA	September 30,	June 30,	September 30,	June 30,	September 30,
(in $000’s, unaudited)	2017	2017	2016	2017	2016
Nonaccrual loans - held-for-investment	$2,560	$2,987	$4,496	(14)%	(43)%
Restructured and loans over 90 days past due and still accruing	931	171	—	444%	N/A
Total nonperforming loans	3,491	3,158	4,496	11%	(22)%
Foreclosed assets	—	183	292	(100)%	(100)%
Total nonperforming assets	$3,491	$3,341	$4,788	4%	(27)%
Other restructured loans still accruing	$325	$121	$137	169%	137%
Net charge-offs (recoveries) during the quarter	$(236)	$(308)	$134	23%	(276)%
Provision (credit) for loan losses during the quarter	$115	$(46)	$245	350%	(53)%
Allowance for loan losses	$19,748	$19,397	$20,032	2%	(1)%
Classified assets	$10,909	$7,485	$18,693	46%	(42)%
Allowance for loan losses to total loans	1.26%	1.24%	1.38%	2%	(9)%
Allowance for loan losses to total nonperforming loans	565.68%	614.22%	445.55%	(8)%	27%
Nonperforming assets to total assets	0.12%	0.12%	0.19%	0%	(37)%
Nonperforming loans to total loans	0.22%	0.20%	0.31%	10%	(29)%
Classified assets to Heritage Commerce Corp Tier 1
capital plus allowance for loan losses	4%	3%	8%	33%	(50)%
Classified assets to Heritage Bank of Commerce Tier 1
capital plus allowance for loan losses	4%	3%	8%	33%	(50)%

OTHER PERIOD-END STATISTICS
(in $000’s, unaudited)
Heritage Commerce Corp:
Tangible equity (1)	$223,914	$217,404	$208,313	3%	7%
Tangible common equity (2)	$223,914	$217,404	$208,313	3%	7%
Shareholders’ equity / total assets	9.69%	9.85%	10.34%	(2)%	(6)%
Tangible equity / tangible assets (3)	8.02%	8.11%	8.42%	(1)%	(5)%
Tangible common equity / tangible assets (4)	8.02%	8.11%	8.42%	(1)%	(5)%
Loan to deposit ratio	63.13%	65.96%	65.36%	(4)%	(3)%
Noninterest-bearing deposits / total deposits	38.04%	39.95%	40.07%	(5)%	(5)%
Total risk-based capital ratio	14.6%	14.4%	12.7%	1%	15%
Tier 1 risk-based capital ratio	11.6%	11.4%	11.6%	2%	0%
Common Equity Tier 1 risk-based capital ratio	11.6%	11.4%	11.6%	2%	0%
Leverage ratio	8.3%	8.5%	8.9%	(2)%	(7)%
Heritage Bank of Commerce:
Total risk-based capital ratio	13.4%	13.2%	12.6%	2%	6%
Tier 1 risk-based capital ratio	12.3%	12.2%	11.4%	1%	8%
Common Equity Tier 1 risk-based capital ratio	12.3%	12.2%	11.4%	1%	8%
Leverage ratio	8.8%	9.1%	8.7%	(3)%	1%

(1)	Represents shareholders’ equity minus goodwill and other intangible assets

(2)	Represents shareholders’ equity minus goodwill and other intangible assets

(3)	Represents shareholders’ equity minus goodwill and other intangible assets divided by total assets minus goodwill and other intangible assets

(4)	Represents shareholders’ equity minus preferred stock, minus goodwill and other intangible assets divided by total assets minus goodwill and other intangible assets

	For the Quarter Ended			For the Quarter Ended
	September 30, 2017			September 30, 2016
		Interest	Average		Interest	Average
NET INTEREST INCOME AND NET INTEREST MARGIN	Average	Income/	Yield/	Average	Income/	Yield/
(in $000’s, unaudited)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Loans, gross (1)(2)	$1,560,421	$22,507	5.72%	$1,442,006	$20,312	5.60%
Securities - taxable	671,528	3,596	2.12%	497,821	2,401	1.92%
Securities - exempt from Federal tax (3)	89,426	866	3.84%	91,241	875	3.82%
Other investments and interest-bearing deposits
in other financial institutions	335,706	1,289	1.52%	232,929	592	1.01%
Total interest earning assets (3)	2,657,081	28,258	4.22%	2,263,997	24,180	4.25%
Cash and due from banks	35,173			32,628
Premises and equipment, net	7,609			7,595
Goodwill and other intangible assets	51,715			53,258
Other assets	85,229			73,825
Total assets	$2,836,807			$2,431,303

Liabilities and shareholders’ equity:
Deposits:
Demand, noninterest-bearing	$980,554			$842,565

Demand, interest-bearing	583,363	290	0.20%	515,296	259	0.20%
Savings and money market	686,511	429	0.25%	516,570	289	0.22%
Time deposits - under $100	19,770	14	0.28%	21,707	16	0.29%
Time deposits - $100 and over	181,167	317	0.69%	212,201	251	0.47%
Time deposits - brokered	—	—	N/A	4,874	10	0.82%
CDARS - money market and time deposits	18,650	1	0.02%	8,256	1	0.05%
Total interest-bearing deposits	1,489,461	1,051	0.28%	1,278,904	826	0.26%
Total deposits	2,470,015	1,051	0.17%	2,121,469	826	0.15%

Subordinated debt, net of issuance costs	39,120	583	5.91%	—	—	N/A
Short-term borrowings	84	—	0.00%	55	—	0.00%
Total interest-bearing liabilities	1,528,665	1,634	0.42%	1,278,959	826	0.26%
Total interest-bearing liabilities and demand,
noninterest-bearing / cost of funds	2,509,219	1,634	0.26%	2,121,524	826	0.15%
Other liabilities	54,922			50,384
Total liabilities	2,564,141			2,171,908
Shareholders’ equity	272,666			259,395
Total liabilities and shareholders’ equity	$2,836,807			$2,431,303

Net interest income (3) / margin		26,624	3.98%		23,354	4.10%
Less tax equivalent adjustment (3)		(303)			(306)
Net interest income		$26,321			$23,048

(1)	Includes loans held-for-sale. Nonaccrual loans are included in average balance.

(2)

Yield amounts earned on loans include fees and costs. The accretion (amortization) of deferred loan fees (costs) into loan interest income was $200,000 for the third quarter of 2017, compared to $62,000 for the third quarter of 2016

(3)	Reflects the fully tax equivalent adjustment for Federal tax-exempt income based on a 35% tax rate.

	For the Nine Months Ended			For the Nine Months Ended
	September 30, 2017			September 30, 2016
		Interest	Average		Interest	Average
NET INTEREST INCOME AND NET INTEREST MARGIN	Average	Income/	Yield/	Average	Income/	Yield/
(in $000’s, unaudited)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Loans, gross (1)(2)	$1,521,447	$64,112	5.63%	$1,409,637	$59,235	5.61%
Securities - taxable	616,648	9,916	2.15%	500,497	8,004	2.14%
Securities - exempt from Federal tax (3)	89,991	2,606	3.87%	92,194	2,651	3.84%
Other investments and interest-bearing deposits
in other financial institutions	291,222	3,037	1.39%	195,850	1,478	1.01%
Total interest earning assets (3)	2,519,308	79,671	4.23%	2,198,178	71,368	4.34%
Cash and due from banks	33,656			32,927
Premises and equipment, net	7,581			7,638
Goodwill and other intangible assets	52,103			53,641
Other assets	85,901			83,574
Total assets	$2,698,549			$2,375,958

Liabilities and shareholders’ equity:
Deposits:
Demand, noninterest-bearing	$924,841			$800,049

Demand, interest-bearing	574,966	880	0.20%	505,442	731	0.19%
Savings and money market	632,907	1,081	0.23%	506,998	829	0.22%
Time deposits - under $100	20,141	44	0.29%	22,534	48	0.28%
Time deposits - $100 and over	191,301	859	0.60%	212,300	660	0.42%
Time deposits - brokered	—	—	N/A	9,503	59	0.83%
CDARS - money market and time deposits	13,061	3	0.03%	8,344	5	0.08%
Total interest-bearing deposits	1,432,376	2,867	0.27%	1,265,121	2,332	0.25%
Total deposits	2,357,217	2,867	0.16%	2,065,170	2,332	0.15%

Subordinated debt	17,912	811	6.05%	—	—	N/A
Short-term borrowings, net of issuance costs	68	1	1.97%	601	12	2.67%
Total interest-bearing liabilities	1,450,356	3,679	0.34%	1,265,722	2,344	0.25%
Total interest-bearing liabilities and demand,
noninterest-bearing / cost of funds	2,375,197	3,679	0.21%	2,065,771	2,344	0.15%
Other liabilities	57,377			56,325
Total liabilities	2,432,574			2,122,096
Shareholders’ equity	265,975			253,862
Total liabilities and shareholders’ equity	$2,698,549			$2,375,958

Net interest income (3) / margin		75,992	4.03%		69,024	4.19%
Less tax equivalent adjustment (3)		(912)			(928)
Net interest income		$75,080			$68,096

(1)	Includes loans held-for-sale. Nonaccrual loans are included in average balance.

(2)

Yield amounts earned on loans include fees and costs. The accretion (amortization) of deferred loan fees (costs) into loan interest income was $370,000 for the nine months ended September 30, 2017, compared to $170,000 for the nine months ended September 30, 2016

(3)	Reflects the fully tax equivalent adjustment for Federal tax-exempt income based on a 35% tax rate.